Exhibit 10.3

FORBEARANCE AND MODIFICATION AGREEMENT

This Forbearance and Modification Agreement (this “Agreement”) is made as of May 31, 2024, by and between TRANS AMERICAN AQUACULTURE, LLC ("Borrower") and KINGS AQUA FARM, LLC (“Lender'”).

SECTION 1 – DEFINITIONS

1.1 For purposes of this Agreement the following terms shall have the following meanings:

a.    “Note” means that certain Real Estate Lien Note dated June 15, 2017, executed by Borrower and payable to Lender in the original principal amount of $5,600,000.000, as amended, restated, supplemented or otherwise modified from time to time, pursuant to which Lender has agreed to make a certain loan and other financial accommodations to Borrower.

b.    “Deed of Trust” means that certain Deed of Trust executed by Borrower as Grantor in favor of Jizhong Wang, as Trustee, for the benefit of KINGS AQUA FARM, LLC and was recorded in Volume 22675, Page 193, Official Records of Cameron County, Texas.

c.   The “Property” means that certain real property, with all improvements thereon, described as 1880.2754 acres ofN. 2209 acre tract 50, Abstract 2, Espiritu Santo Grant, Share 19, Cameron County, Texas. (CAD GEO, No. 79-1900-0500-0102-03

d.   “Event of Termination” means each and every event specified in Section 6 of this Agreement or any other event described herein that is designated an Event of Termination.

e.   “Forbearance Termination Date” means the earlier of (a) August 5, 2024, or (b) the date of the occurrence of any one or more Events of Termination.

f.    “Obligations” means the obligations due under the terms of the Note and Deed of Trust.

1.2 All capitalized terms used in this Agreement which are not defined herein, but which are defined in or by reference in the Note or Deed of Trust, shall have the same meanings herein as therein.

1.3 To the extent not defined in this Section 1, unless the context otherwise requires, all accounting terms used in this Agreement shall be construed in accordance with GAAP, as of the date of this Agreement, to the extent that same are used or defined therein.

SECTION 2 – BACKGROUND

2.1   Borrower acknowledges and agrees that as of May 31, 2024, the outstanding amount due under the terms of the Note is $4,832,808.32. The foregoing amount does not include all fees and expenses to which Lender is entitled under the terms and provisions of the Note. Borrower acknowledges and agrees that the Obligations are due and owing and they have no right of offset, defense, or counterclaim with respect to such Obligations.

2.2   To secure repayment of the Obligations, Borrower granted Lender, a Lien on and security interest in the Property. Borrower hereby acknowledges, confirms and agrees that Lender has and shall continue to have valid, enforceable and duly perfected first-priority lien upon and security interests in ilie Property heretofore granted to Lender pursuant to the Deed of Trust or otherwise granted to or held by Lender.

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2.3   Borrower acknowledges and agrees that the following Events of Default (the “Designated Defaults”) have occurred and are continuing as of the date hereof as a result of Borrower's failure to comply with certain terms of the Note and Deed of Trust:

a.    failure to pay Principal and Interest installments for the period May 1, 2022 through May 31, 2024.

2.4 Borrower acknowledges and agrees that, as a result of the existence of the Designated Defaults,( i) payment of the Obligations are capable of being accelerated and, in such case, the Obligations will become due and owing in full and (ii) Lender will have the right to exercise its rights and remedies, including, without limitation, the right to initiate foreclosure proceedings against the Property. Borrower has requested that Lender forbear from otherwise exercising certain of its rights and remedies under the Note, Deed of Trust, and under applicable law. Borrower acknowledges that such request is in the best interests of Borrower.

2.5   In response to Borrower's request, Lender is willing to forebear until the Forbearance Termination Date from exercising Lender's rights and remedies under the Note, Deed of Trust, and under applicable law as a result of the existence of the Designated Defaults (other than as specifically provided in Section 4.1 below), provided that such forbearance is on the terms and conditions set forth in this Agreement (and, for the sake of clarity, in no event shall such forbearance extend beyond August 5, 2024 and, further provided, that such forbearance does not waive the Designated Defaults or any oilier Default or Event of Default that has arisen or may arise in the future or otherwise prejudice the rights and remedies of Lender.

SECTION 3 – CONDITIONS PRECEDENT

Lender's forbearance obligations hereunder shall be subject to the satisfaction of the following conditions precedent:

a. Borrower shall have paid to Lender (i) $77,374.56 representing only two of the past due payments of Principal and Interest

SECTION 4 – FORBEARANCE BY LENDER

4.1   Subject to the satisfaction of the terms and conditions set forth herein, and further subject to the provisions of Section 4.2 below or any other limitation set forth in this Agreement, except as provided below, Lender will not exercise or enforce its rights or remedies, against Borrower to which it would be entitled under the terms of the Note and Deed of Trust by reason of the occurrence of the Designated Defaults; provided, that such forbearance shall not act as a waiver of Lender's right to enforce any of its rights or remedies, including but not limited to foreclosure on August 6, 2024, after the Forbearance Termination Date, it being agreed to and understood that on the Forbearance Termination Date, Lender's agreement to forbear shall automatically and without further action terminate and be of no force and effect, and as a result thereof Lender shall be permitted to immediately exercise any and all of its rights and remedies it may have as a result of the existence of the Designated Defaults in accordance with the Note, Deed of Trust or applicable law. Furthermore, nothing contained herein shall be construed as requiring Lender to extend the Forbearance Termination Date. On the Forbearance Termination Date, all of the Obligations shall thereupon be immediately due and payable in full. Notwithstanding anything to the contrary contained in this Agreement, Lender shall be entitled to continue the non-judicial foreclosure proceeding against the Property previously initiated by Lender, including, without limitation, at Lender's sole option, the appointment of a substitute trustee, the scheduling of a sale and the posting and delivery of all notices required by the Note, Deed of Trust, and applicable law, provided, that prior to the Forbearance Termination Date, Lender shall not conduct a sale of the Property.

4.2 Notwithstanding anything to the contrary contained in Section 4.1:

a the Designated Defaults shall constitute existing Events of Default for the purpose of determining whether or not certain actions or failures to act may be taken or otherwise acquiesced to by or on behalf of Borrower, as set forth in the Note and Deed of Trust, and, accordingly, any actions or failures to act by Borrower in violation of such provisions while any Event of Default (including any Designated Default) exists will constitute additional Events of Default under the Note and Deed of Trust, as well as a breach of the terms of this Agreement;

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b. under no circumstances shall the forbearance by Lender under this Agreement be deemed to extend to any of Lender's rights and remedies under any Subordination Agreements to which it is a party, it being agreed to and understood that Lender shall be entitled to enforce any and all provisions of any subordination agreements to the fullest extent provided therein in accordance with the terms thereof; including, without limitation, invoking any rights that arise as a result of the existence of the Designated Defaults to block payments by Borrower to any subordinated creditor party thereto on account of any debt owing to such subordinated creditor; and

c.    under no circumstances shall the forbearance by Lender under this Agreement be deemed to extend to any rights of Lender under the Note to charge a default rate of interest on account of the Obligations due to the existence of the Designated Defaults or any other Event of Default, it being agreed to and understood that Lender shall retain all rights to charge such default interest in accordance with the terms of the Note, including, without limitation, the right to retroactively impose such default interest.

4.3     Borrower acknowledges receipt of notices of default with respect to the Designated Defaults. Notwithstanding anything to the contrary contained in any of the Note or Deed of Trust, Borrower: (i) waives the right to any other or further notice of default with respect to the Designated Defaults; (ii) waives notice of intention to accelerate and acknowledge receipt of notice of acceleration of the Obligations as provided in Section 2.4 hereof; and (iii) waives any further demand, presentment for payment, protest, notice of protest, notice of acceleration, notice of intent to accelerate, and any other notice of any kind whatsoever.

SECTION 5 – COVENANTS OF BORROWER

Borrower agrees that it shall comply with the following covenants, any breach of which shall constitute an immediate Event of Termination:

a.    Borrower shall fully comply with all of its obligations under the Note, Deed of Trust and this Agreement; or

b. Borrower shall fail to satisfy all the Obligations under the Note by the Forbearance

c. Termination Date.

SECTION 6 – EVENTS OF TERMINATION

The occurrence of any one or more of the following events shall constitute an "Event of Termination" hereunder, it being expressly acknowledged and agreed that TIME IS OF THE ESSENCE to the payment and performance by Borrower of their obligations under this Agreement and the Note or Deed of Trust:

6.1   Failure of Borrower to perform or observe any term, covenant, warranty or agreement contained in this Agreement or the Note or Deed of Trust (except (to the extent curable) as cured within the applicable cure periods contained in the Note or Deed of Trust or waived or modified in this Agreement), on Borrower's part to be performed or observed.

6.2   If Borrower repudiates or asserts a defense to any obligation or liability under this Agreement, the Note or the Deed of Trust, or makes or pursues a claim against Lender.

6.3   The existence of any Default or Event of Default, other than the Designated Defaults, or of any breach or default by Borrower of any term, covenant, condition, representation or warranty set forth in this Agreement, in each case whether now existing or hereafter occurring.

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6.4   Any of the representations or warranties of Borrower contained herein shall have been false or incorrect in any material respect as of the date of this Agreement.

6.5   The provision of Section 9.1, or any portion thereof are alleged to be invalid or unenforceable by any claim or proceeding initiated or commenced in favor of, through, or by Borrower.

SECTION 7 - RIGHTS AND REMEDIES

7.1   Upon the occurrence of any Event of Termination, Lender may, at its option and without notice to Borrower, exercise any and all rights and remedies pursuant to the Note, Deed of Trust or applicable law as a result of the existence of the Designated Defaults in such manner as Lender in its sole and exclusive discretion shall determine; including, without limitation, pursuing foreclosure of the property, filing suit for the collection of the Obligations, or any other action or remedy available to Lender under the Note, Deed of Trust or applicable law.

7.2   All of Borrower's obligations and liabilities to Lender hereunder and under the Note and Deed of Trust (including, without limitation, Borrower's payment obligations)· shall survive the Forbearance Termination Date, and all of such obligations are secured under the Note, Deed of Trust and any other documents, instruments or agreements pursuant to which Borrower may, from time to time, grant to Lender as collateral security for Borrower's obligations to Lender.

SECTION 8 - BANKRUPTCY RELIEF

In the event that Borrower (a) files any voluntary petition under any chapter of title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”), or in any manner seeks any relief under any other state, federal or other insolvency law or laws providing for relief of debtors, or directly or indirectly causes a filing of any such petition or to seek any such .relief; or (b) is named as a debtor or alleged debtor in any involuntary petition filed under any chapter of the Bankruptcy Code, or directly or indirectly causes any involuntary petition under any chapter of the Bankruptcy Code to be filed against Borrower, or directly or indirectly causes Borrower to become the subject of any proceeding pursuant to any other state, federal or other insolvency law or laws providing for the relief of debtors; or (c) directly or indirectly causes the Property or any interest of Borrower in the Property to become the property of any bankruptcy estate or the subject of any state, federal or other bankruptcy, dissolution, liquidation or insolvency proceeding, Borrower agrees to the lifting of the automatic stay by the appropriate Bankruptcy Court "for cause" pursuant to section 362(d)(l) of the Bankruptcy Code (11 U.S.C. § 362(d)(l)). Said Bankruptcy Court shall be authorized to enter an order lifting the automatic stay without the necessity of an evidentiary hearing and without the necessity of Lender establishing the lack of adequate protection of its interests in the applicable Property or the lack of equity in the applicable Property and lack of necessity of the Property for an effective bankruptcy reorganization.

SECTION 9 - GENERAL PROVISIONS

9.1   By execution of this Agreement, Borrower acknowledges and confirms that they do not have any offsets, defenses or claims against Lender, or any of its subsidiaries, affiliates, officers, directors, employees, agents, attorneys, predecessors, successors or assigns whether asserted or unasserted. Borrower, and their successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents, heirs, executors, as applicable, jointly and severally, release and forever discharge Lender, its subsidiaries, affiliates, officers, directors, employees, agents, attorneys, predecessors, successors and assigns, both present and former (collectively the "Lender Affiliates") of and from any and all manner of action and actions, cause and causes of action, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, asserted or unasserted, in law or in equity which they ever had, now have or which any of Borrower's successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents, heirs and executors, as applicable, both present and former ever had or now has, upon or by reason of any manner, cause, causes or thing whatsoever, including, without limitation, any presently existing claim or defense whether or not presently suspected, contemplated or anticipated. The provisions of this Section 9.1 shall survive the termination of this Agreement, the Note, the Deed of Trust and the any other loan documents and the payment in full of the Obligations.

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9.2  Borrower agrees to pay to Lender upon demand (a) an amount equal to any and all out-of-pocket costs or expenses (including legal fees (including allocable costs and disbursements of Lender's legal counsel)) incurred or sustained by Lender in connection with the preparation and negotiation of this Agreement and all related matters; and (b) from time to time after the Forbearance Termination Date, any and all out-of-pocket costs, fees and expenses (including legal fees (including allocable costs and disbursements of Lender's in-house legal counsel) and reasonable consulting, accounting, appraisal and other similar professional fees and expenses) hereafter incurred or sustained by Lender in connection with the administration of credit extended by Lender to Borrower or the preservation of or enforcement of any rights of Lender under this Agreement, the Note, and the Deed of Trust, or in respect of any of Borrower's obligations to Lender, all of which shall be deemed reasonable and payment of which shall be secured by the Property.

9.3  Borrower hereby represents and warrants to Lender as follows: (a) each Borrower is au individual resident of Cameron County and citizens of the State of Texas; (b) Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement; (c) the execution, delivery and performance by Borrower of this Agreement has been duly authorized by all necessary action; (d) this Agreement constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor's rights generally or by equitable principles relating to enforceability; and (e) no Default or Event of Default, other than the Designated Defaults, exists.

9.4  Except as otherwise expressly provided for in this Agreement, nothing in this Agreement shall extend to or affect in any way Borrower's Obligations or any of the rights of Lender and remedies of Lender arising under the Note and Deed of Trust executed in connection therewith, and Lender shall not be deemed to have waived any or all of such rights or remedies with respect to any Event of Default or event or condition which, with notice or the lapse of time, or both would become a Event of Default under the Note or Deed of Trust and which upon Borrower's execution and delivery of this Agreement might otherwise exist or which might hereafter occur. Borrower specifically acknowledges that Lender has not waived, presently does not intend to waive, and may never waive the Designated Defaults, and nothing contained herein or the transactions contemplated hereby shall be deemed to constitute any such waiver or to establish a custom or course of dealing. The failure of Lender at any time or times hereafter to require strict performance by Borrower of any of the provisions, warranties, terms and conditions contained herein in this Agreement or the Note or Deed of Trust shall not waive, affect or diminish any right of Lender at any time or times thereafter to demand strict performance thereof; and, no rights of Lender hereunder shall be deemed to have been waived by any act or knowledge of Lender, its agents, officers or employees, unless such waiver is contained in an instrument in writing signed by Lender and directed to Borrower specifying such waiver. No waiver by Lender of any of its rights shall operate as a waiver of any other of its rights or any of its rights on a future occasion.

9.5 In the event Lender seeks to take possession of or to have a receiver appointed for any or all of the Property by court process, Borrower hereby irrevocably waives any bonds and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession, and waives any demand for possession prior to the commencement of any suit or action to recover the Property.

9.6  Borrower shall at any time or from time to time execute and deliver such further instruments, and take such further action as Lender may reasonably request, in each case further to effect the purposes of this Agreement, the Note and the Deed of Trust, including, without limitation, to create, perfect, protect or maintain Lender's Liens and security interests in and to the Property. In addition, Borrower will promptly furnish to Lender such additional financial or other information as they may reasonably request from time to time to verify compliance with this Agreement, or to ascertain whether any Event of Termination has occurred.

9.7  Borrower represents and warrants that it is represented by competent legal counsel of its choice, is fully aware of the terms contained in this Agreement and has voluntarily and without coercion or duress of any kind, entered into this Agreement and the documents executed in connection with this Agreement.

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9.8 Each reference herein or in the Note or Deed of Trust to Lender shall be deemed to include its successors and assigns, and each reference to Borrower and any pronouns referring thereto as used herein shall be construed in the masculine, feminine, neuter, singular or plural as the context may require, shall be deemed to include the legal representatives, successors and permitted assigns of Borrower, all of whom shall be bound by the provisions hereof or in the Note and Deed of Trust. The terms “Borrower” as used herein shall, if this Agreement or in the Note and Deed of Trust is signed by more than one party, mean, unless this Agreement or in the Note and Deed of Trust otherwise provides or unless the context otherwise requires, the "Borrower" and each and every representation, promise, agreement and undertaking shall be joint and several. No inferences should be made or drawn based either upon (1) earlier drafts of this Agreement or (2) the identity of the party drafting this Agreement.

9.9  Any notice, demand or communication required or permitted to be given by any provision of this Agreement shall be delivered and deemed given in accordance with the notice provisions of the Note and Deed of Trust.

9.10  This Agreement, the Note and Deed of Trust constitute the entire and final agreement among the parties and there are no agreements, understandings, warranties or representations among the parties except as set forth therein and herein. This Agreement will inure to the benefit and bind the respective heirs, administrators, executors, representatives, successors and permitted assigns of the parties hereto.

Nothing in this Agreement or in the Note and Deed of Trust, expressed or implied, is intended to confer npon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the Note and Deed of Trust.

9.11 Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law; if any clause or provision of this Agreement is determined to be illegal, invalid or unenforceable under any present or future law by the final judgment of a court of competent jurisdiction, the remainder of this Agreement will not be affected thereby, will continue in full force and effect in all other jurisdictions and said remaining portions of this Agreement shall continue in full force and effect in the subject jurisdiction as if this Agreement had been executed with the invalid portions thereof deleted. It is the intention of the parties that if any such provision is held to be invalid, illegal or unenforceable, there will be added in lieu thereof a provision as similar in terms to such provision as is possible, and that such added provision will be legal, valid and enforceable.

9.12  All headings contained in this Agreement are for reference purposes only and are not intended to affect in any way the meaning or interpretation of this Agreement.

9.13 This Agreement may be executed in counterparts, each of which will be deemed an original document, but all of which will constitute a single document. This document will not be binding on or constitute evidence of a contract between the parties until such time as a counterpart of this document has been executed by each of the parties and a copy thereof delivered to each party under this Agreement. A facsimile of any party's signature to this Agreement shall be treated as an original signature for all purposes of this Agreement and shall be fully effective to bind such party to the terms of this Agreement.

9.14  Neither this Agreement nor any of the provisions hereof can be changed, waived, discharged or terminated, except by an instrument in writing signed by the parties against whom enforcement of the change, waiver, discharge or termination is sought.

9.15 This Agreement constitutes a modification of the terms of the Note. Any breach by Borrower of any term, provision, covenant, agreement, representation or warranty set forth in this Agreement shall constitute an immediate Event of Default under the Note and Deed of Trust. Borrower hereby acknowledges, confirms and agrees that (a) each of the Note and Deed of Trust to which it is a party has been duly executed and delivered to Lender by it, and each is in full force and effect as of the date hereof; (b) the agreements and obligations of Borrower contained in such documents and in this Agreement constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, and Borrower does not have any valid defense to the enforcement of such obligations; and (c) Lender is and shall be entitled to the rights, remedies and benefits provided for in the Note, Deed of Trust and applicable law (subject to the terms of Section 4.1 above). Borrower hereby ratifies, confirms and reaffirms its liabilities, obligations, covenants and agreements under the Note and Deed of Trust and the any other loan documents and the liens and security interests created thereby and agrees that all terms, conditions and provisions of the Note and Deed of Trust shall continue in full force and effect.

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IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the day and year first written above.

LENDER:	BORROWER:

TRANS AMERICAN	KINGS AQUA FARM, LLC
AQUACULTURE, LLC

By: /s/ Adam Thomas	By: /s/ Jizhong Wang
ADAM THOMAS, President/Manager	JIZONG WANG, President/Manager

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